CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration
Statement on Form SB-2 of our report dated January
9, 2003 relating to the financial statements of The
Prison Connection, Inc. as of October 31, 2002 and the reference to our firm as experts in the Registration Statement.

/s/Stark Winter Schenkein & Co., LLP
Certified Public Accountants

March 11, 2003
Denver, Colorado